EXHIBIT 99.1

Press Release | 11/08/2019

KinerjaPay Corp. Update Financing Process Almost Complete

PR Newswire

JAKARTA, Indonesia, Nov. 8, 2019 /PRNewswire/ — KinerjaPay Corp., (OTCQB: KPAY), would like to share updates about the financing process. Finalizing the receipt of the initial HSBC bank guarantee from Gabriel Capital Ltd has taken slightly longer than anticipated. We believe that all the minor complications have been cleared and we should receive the first guarantee over the next week. It is important to stress that securing the monetizing bank is the hardest and most crucial part of the process of using this method of financing. Our non-recourse credit facility with China Construction Bank Indonesia is firmly in place. The announcement of this facility has attracted several other collateral suppliers to want to deliver the first $25 million major bank guarantee. All of these suppliers are agreeing to the same investment terms. The numerous other investors highlight the value of securing the monetizing bank. Gabriel is still the most likely supplier. Mr. Edwin W. Ng, CEO of KinerjaPay Corp. commented “We feel that we are at the end of this very complex process and look forward to receiving the beginning of this significant capital infusion. We are excited that other investors agree that securing a monetizing bank has made KPAY an attractive investment.”

About KinerjaPay

KinerjaPay enables consumers to “Pay, Play and Buy” through its secure web portal and mobile applications. Based in Indonesia, the Company provides an easy and convenient payment solution while shopping online at its marketplace platform. With its current omni-channel platform, users can perform various payment services such as credit card bill payment, utility, phone bill, healthcare insurance and direct transfer to anyone at their convenience. KinerjaPay is also planning to launch other eCommerce verticals such as travel market, delivery services, and online gaming in the near future. The Company’s services are available through its mobile applications and on its website at www.kinerjapay.com.

Notice Regarding Forward-Looking Statements

This press release may contain forward-looking statements, about KPAY’s expectations, beliefs or intentions regarding, among other things, its product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, KPAY or its representatives have made or may make forward-looking statements, orally or in writing.

Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by KPAY with the U.S. Securities and Exchange Commission, press releases or oral statements made by or with the approval of one of KPAY’s authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause KPAY’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause KPAY ’s actual activities or results to differ materially from the activities and results anticipated in such forward-looking statements, including, but not limited to, the factors summarized in KPAY ’s filings with the SEC. In addition, KPAY operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond its control. KPAY does not undertake any obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise. Please see the risk factors associated with an investment in our securities which are included in our Annual Report on Form 10-K as filed with the SEC on April 20, 2018 and most recently in our Registration Statement on Form S-1/A filed with the SEC on December 21, 2018, pursuant to which we are offering 300,000 Shares of 11% Series C Cumulative Redeemable Perpetual Preferred Stock at $25.00 Per Share.

For more information, please visit our website http://www.kinerjapay.co. There you will find access to all of our past press releases and SEC filings regarding the activities discussed in this release.

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